UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2018

Sierra Income Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
280 Park Ave, 6th Floor East
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 4, 2018, Sierra Income Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).

The following two proposals were voted on at the Annual Meeting: (1) the election of Seth Taube and Valerie Lancaster-Beal, each to serve as a Class III director until the Company’s 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified; and (2) the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both proposals were approved by the requisite vote.

Proposal 1. The election of Seth Taube and Valerie Lancaster-Beal, each to serve as a Class III director until the Company’s 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Seth Taube	20,593,925	1,862,165	10,985,157
Valerie Lancaster-Beal	20,693,557	1,762,533	10,985,157

Proposal 2. The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Votes Abstained
31,792,624	386,620	1,262,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2018	SIERRA INCOME CORPORATION

	By:	/s/ Christopher M. Mathieu
Christopher M. Mathieu Chief Financial Officer